Exhibit 10.30

EXECUTION COPY

SECOND AMENDMENT

TO SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of March 6, 2009, among XM Satellite Radio Inc., a Delaware corporation (“Company”), XM Satellite Radio Holdings Inc., a Delaware corporation, (“Holdings”), XM Equipment Leasing LLC, a Delaware limited liability company (“XM Leasing Subsidiary”) and JPMorgan Chase Bank, N.A. (as successor in interest to The Bank of New York), acting as collateral agent (“Collateral Agent”).

WITNESSETH

WHEREAS, Company, Holdings, XM Leasing Subsidiary and Collateral Agent are parties to that certain Security Agreement, dated as of January 28, 2003, as amended by the First Amendment to Security Agreement, dated as of June 12, 2003 (as amended by this Amendment, the “Security Agreement”);

WHEREAS, Company, Holdings, XM Leasing Subsidiary and Collateral Agent have agreed to amend the Security Agreement as set forth herein; and

WHEREAS, Collateral Agent has been instructed by the Required Secured Parties under the Intercreditor Agreement to enter into this Amendment;

NOW, THEREFORE, subject to the terms and conditions set forth below, it is agreed:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Security Agreement.

SECTION 2. Amendments to Security Agreement.

(a) Section 1.1 of the Security Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“1500 Eckington Equity Interests” means the Capital Stock of XM 1500 Eckington LLC, a Delaware limited liability company.;

“Boeing Credit Agreement Collateral” means the all rights, title and interest in and to the “Collateral” described in the Boeing Credit Agreement, including, without limitation, the “Ground Spare Satellite Bus” described therein and certain insurance proceeds relating thereto.;

“Fixtures” shall mean any “fixtures” as defined in Article 9 of the UCC.

“Goods” shall mean any “goods” as defined in Article 9 of the UCC.

“XM-4 Satellite Collateral” means the satellite known as XM-4 and all assets, licenses and/or usage rights associated therewith.; and

“XM Investment Equity Interests” means the Capital Stock of XM Investment LLC, a Delaware limited liability company.

(b) The definitions of: “Accounts”; “Chattel Paper”; “Commercial Tort Claims”; “Commodities Accounts”; “Deposit Accounts”; “Document”; “Financial Asset”; “General Intangibles”; “Instrument”; “Intellectual Property Licenses”; “Inventory”; “Investment Property”; “Letter-of-Credit Right”; “Money”; “Patents”; “Securities Accounts”; “Security”; “Supporting Obligation”; and “Trademarks” each as set forth in Section 1.1 of the Security Agreement are hereby amended by deleting the phrase “, excluding assets described in the definition of Excluded Collateral” set forth in each such definition.

(c) The definition of “Collateral” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Collateral” shall have the meaning set forth in Section 2.1 and, for the avoidance of doubt, shall include all Collateral granted pursuant to Section 2.3.

(d) The definition of “Collateral Agent” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A. (as successor in interest to The Bank of New York), acting as collateral agent.

(e) The definition of “Copyrights” set forth in Section 1.1 of the Security Agreement is hereby amended by deleting the phrase “, in each case, excluding assets described in the definition of Excluded Collateral” set forth therein.

(f) The definition of “Equipment” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Equipment” shall mean all “equipment” as defined in Article 9 of the UCC.

(g) The definition of “Excluded Collateral” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Excluded Collateral” shall mean all of each Grantor’s right, title, and interest in and to each of the following:

(a) any licenses issued by the FCC to any Grantor, including, without limitation, the licenses more fully described on Schedule 1.1 to the extent, but only to the extent that such Grantor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the policies and regulations promulgated thereunder, but the Collateral expressly includes, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses;

(b) assets subject to that certain Amended and Restated Security Agreement, dated as of January 28, 2003, by Company in favor of Collateral Agent (such agreement providing for the pledge by Company in favor of Collateral Agent of Capital Stock in XM Radio Inc.);

(c) the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of the applicable Controlled Foreign Corporation; and

(d) any assets of XM 1500 Eckington LLC or XM Investment LLC, provided, that such assets shall only constitute “Excluded Collateral” hereunder for so long as the restriction in the PIK secured notes, issued by Holdings pursuant to that certain indenture, dated as of February 13, 2009, among Holdings, Sirius XM Radio Inc, XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as trustee and collateral trustee, prevents 1500 Eckington LLC or XM Investment from pledging its assets.

(h) The definition of “Material” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Material” shall mean, (i) with respect to any Deposit Account, Securities Account or uncertificated Securities, such account individually contains (and each such uncertificated Security individually represents) assets of more than $1,000,000, provided that all such accounts and uncertificated Securities shall be considered “Material” if all such accounts and uncertificated Securities in the aggregate contain or represent assets of more than $5,000,000; and (ii) with respect to any subject matter in the context of any representation, warranty or covenant under this Agreement that can be expressed in monetary terms, an amount in excess of $1,000,000.

(i) The definition of “Subsidiary” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership, trust or limited liability company (i) the sole general partner or the managing general partner, or the sole manager or trustee, of which is such Person or a Subsidiary of such Person or (ii) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or a combination thereof).

(j) Section 2.1(R) of the Security Agreement is hereby amended and restated as follows:

“(R) to the extent not otherwise included above, all Goods, including Fixtures, and all other personal property of the Grantors of any kind or description; and”.

(k) A new Section 2.3 is hereby added to the Security Agreement immediately following Section 2.2 as follows:

“2.3. ADDITIONAL GRANT. In addition to and not in limitation of Section 2.1, each Grantor hereby grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a first priority security interest and continuing lien on all of such Grantor’s, right, title and interest in, to and under the 1500 Eckington Equity Interests, the XM Investment Equity Interests, the Boeing Credit Agreement Collateral and, to the extent not already subject to the Lien hereunder, the XM 4 Satellite Collateral, and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any of the foregoing.”

(l) Section 4.1(a)(C) of the Security Agreement is hereby amended and restated as follows:

“(C) no authorization, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder and the performance of its obligations under this Agreement or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 4.1(a)(B) above, (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of Securities and (C) to the extent any consents or approvals are required under the Assignment of Claims Act of 1940 or the Communications Act;”

(m) Section 4.1(a)(D) of the Security Agreement is hereby amended and restated as follows:

“(D) in the case of Material Instruments and Material Investment Property consisting of certificated Securities, upon delivery to Collateral Agent of such instruments and the certificates representing such certificated Securities (in the case of such certificated Securities, duly endorsed or accompanied by duly executed instruments of assignment of transfer in blank), Collateral Agent will have a first priority perfected security interest in such Instruments and certificated Securities (subject, solely in the case of Material Investment Property consisting of certificated Securities, in the case of priority only to Permitted Liens).”

(n) Section 4.1(b)(A) of the Security Agreement is hereby amended by deleting the parenthetical “(other than any security interests in Collateral constituting fixtures)” set forth therein.

(o) Section 4.1(b)(F) of the Security Agreement is hereby amended and restated as follows:

“it shall (i) within 15 calendar days after either the end of each calendar quarter the request of Collateral Agent (at the written direction of the Acting Secured Parties), report to Collateral Agent any new individual item of Collateral acquired by such Grantor during such quarter that (x) is Material, (y) is not Money or the subject of the provisions of Section 4.4, and (z) was not previously disclosed hereunder, (ii) provide such other information and take such other actions in connection with such new Collateral as Collateral Agent (at the written direction of the Acting Secured Parties) may reasonably request, and (iii) to the extent not inconsistent with any other applicable provisions of this Agreement (including, without limitation, Section 5.1(a)(ii)), take all actions necessary to create and perfect the security interest intended to be created hereby in such new Collateral; provided, however, that any failure to comply with the requirements of this Paragraph (F) shall not constitute a Default if the actions previously taken in connection with this Agreement are effective to create and perfect the security interest intended to be created hereby in such new Collateral.”

(p) Section 4.2(b)(C) of the Security Agreement is hereby amended and restated as follows:

“it shall (i) within 15 calendar days after either the end of each calendar quarter or the request of Collateral Agent (at the written direction of the Acting Secured Parties), report to Collateral Agent (1) any new application that has been filed during the preceding calendar year in the name of such Grantor to register any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, and (2) any new registration of such Intellectual Property by any such office, in each case, by executing and delivering to Collateral Agent a completed Security Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4.2 and (ii) provide Collateral Agent, within ten (10) days prior to any filing described in clause (i)(1) of this Paragraph (C), written notice of such filing; provided, however, that any failure to comply with the requirements of this clause (ii) shall not constitute a Default if (I) the actions previously taken in connection with this Agreement are effective, and following such filing will continue to be effective, to create and perfect the security interest intended to be created hereby in the Intellectual Property to which such filing relates or (II) such filing relates to Intellectual Property that is not reasonably expected to be material to the business of such Grantor at the time of such filing;”

(q) Section 4.3(b)(B) of the Security Agreement is hereby amended by deleting the last sentence set forth therein.

(r) Section 4.3(b)(C) of the Security Agreement is hereby amended by adding the following language immediately prior to the semi colon: “and, if received by Grantor, shall not be commingled by Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock powers and other instruments of transfer)”.

(s) Section 4.4(a) of the Security Agreement is hereby amended and restated as follows:

“(a) Each Grantor shall deliver to Collateral Agent all Collateral consisting of Material Documents, Material Chattel Paper, Material promissory notes and Material Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank, as applicable) promptly after such Grantor receives the same.”.

(t) Section 4.4(b) of the Security Agreement is hereby amended and restated as follows:

“(b) Each Grantor shall obtain an authenticated control agreement from each issuer of uncertificated Securities or securities intermediary issuing or holding any Material uncertificated Securities or Material Securities Accounts for the account of such Grantor, which agreement shall provide “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) by Collateral Agent over such uncertificated Securities or Securities Accounts and otherwise be in form and substance satisfactory to Collateral Agent.”.

(u) Section 4.4(c) of the Security Agreement is hereby amended and restated as follows:

“(c) Each Grantor shall obtain an authenticated control agreement with each bank or financial institution holding a Material Deposit Account for such Grantor, which agreement shall provide “control” (within the meaning of Section 9-104 of the UCC) by Collateral Agent over such Deposit Account and otherwise be in form and substance satisfactory to Collateral Agent, provided, however, Borrower shall not be obligated to obtain an authenticated control agreement relating to the deposit accounts maintained by Borrower with Bank of America as of March 6, 2009 and which (i) have an aggregate account balance at any time not exceeding $20,000,000 (from March 6, 2009 to April 1, 2009) or $15,000,000 (from April 1, 2009 to (and including) April 30, 2009) and (ii) shall be closed by April 30, 2009.

(v) Section 4.4(e) of the Security Agreement is hereby amended and restated as follows:

“(e) Each Grantor hereby represents and warrants, on the date hereof, that Schedule 4.4(e) sets forth all Material Commercial Tort Claims held by such Grantor against third parties. Promptly upon becoming aware thereof, each Grantor shall identify any new Material Commercial Tort Claims held by it and shall deliver a completed Security Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4.4(e) identifying such new Commercial Tort Claims.”.

(w) Section 5.1(a) of the Security Agreement is hereby amended by amending and restating the first sentence thereof as follows:

“Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents (including a sufficient description of the real property related to any fixture filing) and take all further action, that may be necessary or reasonably requested by Collateral Agent (such request to be given at the written request of the Acting Secured Parties) in order to create and/or maintain the validity, perfection or priority of and protect or enforce any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.”.

(x) Section 5.1(c) of the Security Agreement is hereby amended and restated as follows:

“Each Grantor hereby authorizes Collateral Agent, with prompt notice thereof to such Grantor, to supplement this Agreement by supplementing Schedule 4.2 or adding additional schedules hereto to specifically identify any asset or item that may constitute Intellectual Property; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by Collateral Agent of the specific identification of such Collateral, to advise Collateral Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by Collateral Agent of the specific identification of such Collateral.”.

(y) A new Section 4.5 is hereby added to the Security Agreement immediately following Section 4.4 which shall incorporate each of the representations and covenants set forth on Schedule I to this Amendment.

(z) A new Section 4.6 is hereby added to the Security Agreement immediately following Section 4.5 as follows:

“Section 4.6 INCORPORATION OF SECOND LIEN REPRESENTATIONS AND CONVENANTS. In addition to the representations, warranties and covenants made by any Grantor in this Agreement, each Grantor hereby agrees that any and all representations, warranties and covenants made by such Grantor and as set forth on March 6, 2009 in that certain Guarantee and Collateral Agreement, dated as of March 6, 2009, among Holdings, Company, the subsidiary guarantors party thereto and Liberty Media Corporation, as administrative agent, shall be deemed made by such Grantor to and for the benefit of Collateral Agent as if such representation, warranty and covenant were fully set forth herein, mutatis mutandis.”

(aa) Section 6.1(c) of the Security Agreement is hereby amended and restated as follows:

“(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;”.

(bb) Section 7.1(b) of the Security Agreement is hereby amended by adding the following sentence immediately following the last sentence thereof: “At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefore.”.

(cc) Section 8(b) of the Security Agreement is hereby amended by deleting the reference to “Section 6.8 of the Interecreditor Agreement” set forth therein and replacing it with the reference to “Section 6.7 of the Intercreditor Agreement”.

(dd) Section 9 of the Security Agreement is hereby amended by deleting the word “Trustee” set forth in the last sentence therein and replacing it with the words “Collateral Agent”.

(ee) Section 11.11 of the Security Agreement is hereby amended and restated as follows:

“11.11 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of New York.”.

(ff) A new Section 11.18 is hereby added to the Security Agreement immediately following Section 11.17 as follows:

“11.17. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur and that Collateral Agent and the other Secured Parties would not have any adequate remedy at law in the event that any provision of Sections 4.5(b)(C), 4.5(b)(D) and 4.5(b)(E) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Collateral Agent and the Secured Parties shall be entitled to an injunction or injunctions to prevent breaches of such Sections by any Grantor and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 11.12, this being in addition to any other remedy to which they are entitled at law or in equity. Each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance referred to in the immediately preceding sentence that may be brought by Collateral Agent or the Secured Parties.

(gg) Schedules 1.1, 4.1, 4.2, 4.3, and 4.4(e) to the Security Agreement are hereby amended and restated in their entirety by Schedules 1.1, 4.1, 4.2, 4.3, and 4.4(e) attached hereto.

SECTION 3. Reaffirmation.

(a) Each of Holdings, Company and XM Leasing Subsidiary hereby agrees and confirms, both before and after giving effect to the execution of the Amended and Restated Credit Agreement, dated as of March 6, 2009, among Company, Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Secured Credit Agreement”), that it is bound by the Security Agreement and all of the Collateral described therein does and shall continue to secure the payment of all Secured Obligations (including without limitation, the Borrower Obligations and the Guarantor Obligations, each as defined in the Senior Secured Credit Agreement). Each of Holdings, Company and XM Leasing Subsidiary hereby reaffirms its grant of a security interest in the Collateral to Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations (including without limitation, the Borrower Obligations and the Guarantor Obligations, each as defined in the Senior Secured Credit Agreement). The Security Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Each of Holdings, Company and XM Leasing Subsidiary hereby certifies that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as of the date hereof.

(b) Company hereby agrees and confirms, both before and after giving effect to the execution of the Senior Secured Credit Agreement, that it is bound by the Amended and Restated Security Agreement, dated as of January 28, 2003, between Company and Collateral Agent (the

“FCC License Subsidiary Pledge Agreement”) and all of the Collateral (as defined in the FCC License Subsidiary Pledge Agreement) does and shall continue to secure the payment of all Secured Obligations (as defined in the FCC License Subsidiary Pledge Agreement) (including without limitation, the Borrower Obligations and the Guarantor Obligations, each as defined in the Senior Secured Credit Agreement). Company hereby reaffirms its grant of a security interest in the Collateral (as defined in the FCC License Subsidiary Pledge Agreement) to Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations (as defined in the FCC License Subsidiary Pledge Agreement) (including without limitation, the Borrower Obligations and the Guarantor Obligations, each as defined in the Senior Secured Credit Agreement). The FCC License Subsidiary Pledge Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Company hereby certifies that the representations and warranties set forth in Section 5 of the FCC License Subsidiary Pledge Agreement are true and correct as of the date hereof.

SECTION 4. Miscellaneous.

(a) This Amendment shall be effective on the date hereof.

(b) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Security Agreement.

(c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(e) From and after the date hereof, all references in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Security Agreement shall be deemed to be references to the Security Agreement as modified hereby.

IN WITNESS WHEREOF, Holdings, Company, XM Leasing Subsidiary and Collateral Agent have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM EQUIPMENT LEASING LLC

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

JPMORGAN CHASE BANK N.A. (as successor in interest to The Bank of New York), as Collateral Agent

By:	/s/ Peter Thauer
Name: Peter B. Thauer
Title: Executive Director